Dated this 24 day of March 2007

SWITCH PURCHASE AGREEMENT

BETWEEN

Vistula Ltd.

AND

Validus Capital Ltd.

This Agreement is made on the 24th day of March 2007 between:

Vistula Limited (“VISTULA”) whose registered office is at 7-10 Chandos Street, London W1G 9QD

and

Validus Capital Limited ("VALIDUS"), whose is registered office is at 11 Avalon Road, Bromsgrove, Worcestershire, B602RJ, collectively referred to as "the Parties.”

WHEREAS:

A	VISTULA wishes to sell its Lucent Excel EXS-2000 switch and asscociated peripherals located in Telehouse DFM40 (the “Switch”) to VALIDUS.

B
VALIDUS wishes to buy the Switch and to keep the switch in its current co-location site, which is currently DFM40 Telehouse East, London E14 2AA under an agreement with Telehouse (“the Telehouse Agreement”) between Telehouse and VISTULA.

C	The parties have agreed that VALIDUS shall purchase the Switch in consideration for which VALIDUS shall pay the purchase price sums direct to Telehouse pursuant to the Telehouse Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1.	SALE AND PURCHASE

1.1
VISTULA agrees to sell to VALIDUS with full title the Switch which is situated in Telehouse as is more particularly described in Schedule 1 and VALIDUS agrees to buy the Switch free of all encumbrances, in consideration for the following:

1.1.1
VALIDUS shall arrange the novation of the Telehouse Agreement to VALIDUS or another company within the VALIDUS Group and will cover all payments to Telehouse pursuant to the Telehouse Agreement for the remainder of the term.

1.1.2	The novation of the Telehouse Agreement to take effect from January 1st 2007.

2.	CONDITIONS

2.1	VISTULA warrants and confirms that at the date hereof, there are no liens, retrictions and encumbrances on the Switch and it has full title and ownership of the Switch.

2.2
VISTULA warrants and confirms that there are no sums owing by it to Telehouse in relation to the Telehouse Agreement. Or if any sums are outstanding that these will be met in full by VISTULA in a timescale so as to avoid any action, legal or otherwise by Telehouse.

2.3	VALIDUS will provide VISTULA with 12 switch ports at no charge for a period of three (3) years from the Commencement Date.

2.4
Any existing commercial relationships with Carriers already connected to the Switch will remain with VISTULA and VISTULA will remain liable for any sums owing by it to any Carriers for traffic passed through the Switch. The novation of the commercial relationship with any Carriers from VISTULA to VALIDUS will be dealt with outside of this Agreement.

2.5
It is noted that the Switch is being sold on an “as-is” basis with no warranties as to fitness for purpose, or quality. Following the acqusition, all responsibility to third parties for example in repect of software licences, shall be the responsbility of VALIDUS.

2.6
VALIDUS and VISTULA will afford each other full access to the switch in order to access information and conduct itheir respective businesses. The parties will afford each other the usual courtesies over downtime, maintenance and switch restarts, such that neither party’s business unduly suffers.

2.7	VISTULA will provide VALIDUS with an unrestricted licence to use its Victory billing platform and to amend the source and to generally further develop the system.

3.	PROVISION OF INFORMATION AND CONFIDENTIALITY

3.1
Subject to sub-Clause 3.2, each Party undertakes to the other that it will treat as confidential, and will use its reasonable endeavours to procure that its directors, employees, professional advisers and agents will treat as confidential, the terms and conditions of this Agreement as well as all data, summaries, rates, reports or information of all kinds and all other confidential information whether of a technical or business nature or otherwise relating in any manner to the business or affairs of the other Party which it may receive in connection with this Agreement, and will not (and will use its reasonable endeavours to procure that its directors, employees, professional advisers and agents will not) disclose such information to any third party except with the written permission of the other Party or use such information other than strictly for the purposes of this Agreement.

3.2
The provisions of sub-Clause 3.1 shall not apply to information held by a Party which is in the public domain, already known to the other party or information that must be disclosed to a competent court or regulator.

3.3	The Parties agree that the terms of this Agreement are confidential and shall be subject to the confidentiality provisions of this Clause 3.

4.	INDEMNIFICATION

Both Parties will at all times keep the other party fully and effectively indemnified against any liability, claim, loss, damage or expense which either Party, its employees, agents, subcontractors or other clients may suffer due to the negligence or breach of contract of the other Party, its employees, agents or subcontractors.

5.	ASSIGNMENT

Either Party may at any time assign all or part of its rights and obligations under this Agreement with the written consent of the other party.

6.	NO WAIVER

The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other right or remedy and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy in respect of the same or any other breach.

7.	NOTICES

All notices, consents, waivers or other communications given hereunder shall be in writing, shall be delivered by hand, by registered or recorded post (return receipt requested) or sent by fax. Notice given by hand, registered or recorded post (return receipt requested) shall be deemed to have been received at the time of actual delivery. Notice given by facsimile shall be deemed to have been received when transmitted provided that the sender shall have received a transmission report indicating that all pages of the notice have been transmitted with the correct facsimile number, provided that if the transmission of such facsimile does not occur on a Business Day within Business Hours the notice shall be deemed received on the next following Business Day. For these purposes “Business Day” shall mean any day other than a Saturday, Sunday or public holiday in England and “Business Hours” shall mean 9.00 a.m. to 5.30 p.m. in a Business Day.

8.	NO PARTNERSHIP

Nothing in this Agreement shall be construed as creating a partnership or joint venture between the Parties or as constituting either Party as the agent of the other Party for any purpose whatsoever and neither Party shall have the authority or power to bind the other Party or to contract in the name of or create a liability against the other Party in any way or for any purpose.

9.	SEVERABILITY

If any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired and thus shall be valid and enforceable to the fullest extent permitted by law.

10.	GOVERNING LAW

This Agreement shall be construed in accordance with, and governed in all respects by, English law and the Parties submit to the exclusive jurisdiction of the English courts in respect of all legal proceedings which may arise in any way whatsoever out of this Agreement.

11.	THIRD PARTIES

Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the Services is intended to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

12.	ENTIRE AGREEMENT

This Agreement, together with all schedules and annexes incorporated herein specifically by reference, represents the entire agreement and understanding between the Parties in relation to the subject matter hereof and supersedes all other agreements and representations made by either Party, whether oral or written. This Agreement may only be modified if such modification is in writing and signed by a duly authorised representative of each Party.

Accepted for and on behalf of Vistula Limited

Signed: /s/ Adam Bishop	Dated 13 April 2007.
Name: Adam Bishop
Position: Director

Accepted for and on behalf of Validus Capital Limited

Signed: /s/ Jeremy Strong	Dated: 13 April 2007.
Name:
Position: Director

SCHEDULE 1

The Switch

VISTULA’s Excel switch located at: DFM 40 Suites K19 at Telehouse, Coriander Avenue, London.

VISTULA equipment in Telehouse:

Excel Switch Nodes with serial numbers: 086730, 086675, 086829, 086880, 086517 & 05695

Sun Netra workstations with serial numbers: WIP803610 & WIP146019

Cisco AS5300’s with serial numbers: SCA041802CU & FOX0535FORB

Dell Poweredge 16005C and 2450

GN Nettest Lite 3000 with serial number: 834719001